EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

BOOK IT LOCAL, INC.

Pursuant to Section 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant  to  section  906  of  the Sarbanes-Oxley Act  of  2002 (subsection  (a) and (b) of  section  1350,  chapter 63 of title 18, United  States  Code),  each of the  undersigned  officers  of Book it Local, Inc.,  a Nevada  corporation (the "Company"), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended  May 31, 2015  (the  "Form  10-Q")  of  the  Company fully complies with  the requirements  of section 13(a) or 15(d) of the  Securities Exchange  Act of 1934  and  information  contained  in the  Form  10-Q fairly presents,  in all material  respects,  the  financial  condition and results of operations of the Company.

Date: July 15, 2015	By:	/s/ BIRGER JAN OLSEN
BIRGER JAN OLSEN
Principal Executive Officer and Principal Financial Officer